Exhibit 1

PAYOFF LETTER

December 11, 2008

Inversiones Financieras del Sur S.A.

Ruta 8km 17.500, Edificio 3

Local 004, Zonamérica

República Oriental del Uruguay

with a copy to:

Saúl Zang

Florida 537, 18th floor

Buenos Aires, República Argentina (1005)

Ifis Limited

8 Reid Street, Washington Mall

Hamilton HM 11

Bermuda

with a copy to:

Saúl Zang

Florida 537, 18th floor

Buenos Aires, República Argentina (1005)

Dear Sirs,

Reference is hereby made to (i) the Promissory Note (the “Note”) dated as of October 24, 2008 whereby Inversiones Financieras del Sur S.A (the “Borrower”) promised to pay to the order of Baldwin Enterprises, Inc. (the “Lender”) US$30,000,000 plus accrued interest at a rate per annum equal to fifteen percent at the Maturity Date; (ii) the Guaranty Agreement dated as of October 24, 2008 entered into among Ifis Limited (the “Guarantor”) and the Lender (the “Guaranty Agreement”); (iii) the Security Agreement dated as of October 24, 2008 entered into among the Borrower and the Lender (the “Security Agreement”); and (iv) the Control Agreement dated as of October 24, 2008 entered into among the Borrower, Citigroup Global Markets Inc. (the “Custodian”) and the Lender (the “Control Agreement” and together with the Security Agreement, the Guaranty Agreement and the Note, the “Documents”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

You and we hereby agree that upon receipt of the amounts listed on Schedule A (the “Payoff Amount”), and the Per Diem Amounts (as hereinafter defined), if any, by wire transfer of immediately available funds to the Lender at its account set forth on Schedule A:

1.	The obligations of the Borrower and the Guarantor (including the Obligations) to the Lender under the Documents or any other Loan Document, other than those obligations pursuant to indemnification and other provisions of the Loan Documents which by their terms survive the payment of the Loans and the termination of the Loan Agreement and the other Loan Documents, shall be deemed terminated automatically and shall have no further force or effect.

2.	All obligations of the Lender under the Note and the Loan Documents will terminate automatically.

3.	The Lender shall deliver to the Borrower the Note marked with the notation “cancelled” (the “Cancelled Note”).

4.	All of the security interests and liens granted to the Lender in connection with the Loan Documents shall be terminated and we hereby authorize you, your assigns and any party authorized by you to file UCC termination statements and such other releases, discharges and similar documents for such liens, and we agree to execute such further documentation prepared by you, at your expense, as are reasonably necessary or reasonably requested by you (a) to evidence such termination or assignment, and (b) to release, as of record, all notices of security interests and liens previously filed, recorded or registered with respect to the Obligations, and you acknowledge that our execution or delivery of any documents releasing any lien, security interest or claim in any of your assets or property as set forth herein is made without recourse, representation, warranty or other assurance by us as to our rights in any collateral security for amounts owing under the Note and any other related documents, the condition or value of any Collateral, or any other matter.

5.	The Control Agreement shall be terminated automatically and the Lender shall immediately notify the Custodian in writing of such termination pursuant to an instruction letter substantially in the form of Exhibit A.

In the event that the Payoff Amount is not received by 2:00 PM (New York City time), on December 11, 2008, assuming no change in the amount of Obligations or the applicable interest rate, the per diem interest and charges shall accrue at the rate per day indicated on Schedule A (the “Per Diem Amount”).

The Borrower and the Guarantor agree that, upon receipt by the Lender of the Payoff Amount, the Borrower and the Guarantor irrevocably release and forever discharge the Lender and its affiliates, agents, representatives, assigns, officers, directors, employees and attorneys from any and all claims, demands, debts, liabilities, damages, costs, expenses and causes of action of every kind and character now existing or hereafter arising our of or in connection with the Loan Documents.

This Payoff Letter constitutes the entire agreement of the parties with respect to the transaction and supercedes all previous and contemporaneous negotiations, promises, covenants, agreements, understanding, representations and warranties in respect thereof, all of which have become merged and finally integrated into this Payoff Letter.

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This Payoff Letter may be executed in any number of counterparts and the invalidity or unenforceability of any provision of this letter will not affect the validity or enforceability of any other provision of this Payoff Letter, which shall remain in full force and effect.

This Payoff Letter shall be governed by New York law, excluding its choice of law rules. All disputes arising out of or in connection with this Payoff Letter shall be finally settled by the Supreme Court of the State of New York or the Federal District Court for the Southern District of New York. The parties unconditionally consent to the exclusive jurisdiction of the aforementioned courts.

[Signature page follows]

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Very truly yours,

BALDWIN ENTERPRISES INC.

By:
Name:
Title:

The foregoing is acknowledged, accepted

and agreed to on and as of the date first

above written.

INVERSIONES FINANCIERAS DEL SUR S.A.

By:
Name:
Title:

IFIS LIMITED

By:
Name:
Title:

SCHEDULE A

Payout Amount

Amount in US Dollars
Principal	$30,000,000
Interest	$600,000
Fees (legal)

Total
Per Diem Amount	$12,500

Wire Instructions

Bank:	JPMorgan & Chase
ABA:	021000021
A/C Name:	Baldwin Enterprises, Inc.
A/C Number:	304629073
Attn:	Elaine Gallagher

EXHIBIT A

Instruction Letter

[BALDWIN ENTERPRISES INC.]

INSTRUCTION LETTER

December 11, 2008

Citigroup Global Markets, Inc.

390 Greenwich Street

New York, New York 10013

with a copy to:

Inversiones Financieras del Sur S.A.

Ruta 8 km 17.500, Edificio 3

Local 004, Zonamérica

República Oriental del Uruguay

Re: Termination of Control Agreement

Dear Sirs,

Reference is hereby made to the Control Agreement (the “Control Agreement”) dated as of October 24, 2008 entered into among Citigroup Global Markets, Inc. (the “Custodian”), Baldwin Enterprises, Inc. (the “Lender”), and Inversiones Financieras del Sur, S.A. (the “Pledgor”) regarding the securities account number 768-66159-1-0-473 (the “Collateral Account”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Control Agreement.

Pursuant to Section 7 of the Control Agreement, we hereby inform you that:

1. The Control Agreement and the Lender’s security interest in the Collateral Account has been terminated as a result of the repayment and satisfaction in full by the Pledgor of the Promissory Note (the “Note”) dated as of October 24, 2008 issued by the Pledgor in favor of the Lender.

2. All obligations of the Custodian under the Control Agreement with respect to the operation and maintenance of the Collateral Account are hereby terminated.

3. We hereby instruct you that the Lender shall have no further right to originate entitlement orders concerning the Collateral Account and that solely the Pledgor shall exercise the control of the Collateral Account.

This letter shall be governed by New York law, excluding its choice of law rules. All disputes arising out of or in connection with this letter shall be finally settled by the Supreme Court of the State of New York or the Federal District Court for the Southern District of New York. The parties unconditionally consent to the exclusive jurisdiction of the aforementioned courts.

[Signature page follows]

Very truly yours,

BALDWIN ENTERPRISES INC., as Lender

By:
Name:
Title:

The foregoing is acknowledged, accepted

and agreed to on and as of the date first

above written.

CITIGROUP GLOBAL MARKETS, INC., as Custodian

By:
Name:
Title:

INVERSIONES FINANCIERAS DEL SUR S.A. as Pledgor

By:
Name:
Title: